UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)       June 5, 2009

MOVADO GROUP, INC.
(Exact name of registrant as specified in its charter)
NEW YORK
(State or other jurisdiction of incorporation)
1-16497	13-2595932
(Commission File Number)	(I.R.S. Employer Identification No.)
650 FROM ROAD, SUITE 375 PARAMUS, NEW JERSEY	07652-3556
(Address of principal executive offices)	(Zip Code)

(201) 267-8000
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 5, 2009, Movado Group, Inc. (the “Company”), together with Movado Group Delaware Holdings Corporation, Movado Retail Group, Inc. and Movado LLC (together with the Company, the “Borrowers”), each a wholly owned domestic subsidiary of the Company, entered into a Loan and Security Agreement (the “Loan Agreement”) with Bank of America, N.A. as agent (in such capacity, the “Agent”) and lender thereunder. The Loan Agreement provides for a $50.0 million asset based senior secured revolving credit facility (the “Facility”), including a $15.0 million letter of credit subfacility, that matures on June 5, 2012.

In connection with the Loan Agreement, the Company and Movado Group Delaware Holdings Corporation entered into a Pledge Agreement dated as of June 5, 2009 in favor of the Agent (the “Pledge Agreement”), and the Company and Movado LLC entered into a Patent and Trademark Security Agreement dated as of June 5, 2009 in favor of the Agent (the “IP Security Agreement”).

This summary does not purport to be complete and is qualified in its entirety by reference to the Loan Agreement, the Pledge Agreement and the IP Security Agreement, each of which is filed as an exhibit to this report.

Availability is determined by reference to a borrowing base which is based on the sum of a percentage of eligible accounts receivable and eligible inventory of the Borrowers. In addition, until the date (the “Block Release Date”) on which the Borrowers have achieved for a four fiscal quarter period a consolidated fixed charge coverage ratio of at least 1.25 to 1.0 and domestic EBITDA greater than zero, $10.0 million of availability under the Facility will be blocked. The amount of the availability block will be reduced by the amount that the borrowing base exceeds $50.0 million, up to a maximum $7.5 million reduction. Availability under the Facility may be further reduced by certain reserves established by the agent in its good faith credit judgment.

As of June 5, 2009, $40.0 million in loans were drawn under the Facility, which were used in part, to repay, amounts outstanding under the Company’s existing U.S. credit facility with JPMorgan Chase Bank, N.A. (“JPM Chase”) (the “Terminated U.S. Facility”), which was terminated. In addition, approximately $1.5 million in letters of credit were issued, which were used to backstop letters of credit and other obligations outstanding in connection with the Terminated U.S. Facility. As of June 5, 2009, total availability under the Facility, giving effect to the availability block, the $40.0 million borrowing and the letters of credit, was $6.0 million.

Borrowings under the Facility bear interest at rates selected periodically by the Company at LIBOR (subject to a floor of 2.0% per annum) plus 4.50% per annum or a base rate plus 3.50% per annum. The Company has also agreed to pay certain fees and expenses and provide certain indemnities, all of which are customary for such financings.

The borrowings under the Facility are joint and several obligations of the Borrowers and also cross-guaranteed by each Borrower. In addition, the Borrowers’ obligations under the Facility are secured by first priority liens, subject to permitted liens, on substantially all of the Borrowers’ U.S. assets other than certain excluded assets.

The Loan Agreement contains affirmative and negative covenants binding on the Borrowers and their subsidiaries that are customary for asset based facilities, including restrictions and limitations on the incurrence of debt for borrowed money and liens, dispositions of assets of the Borrowers, capital expenditures, dividends and other payments in respect of equity interests, the making of loans and equity investments, prepayments of subordinated and certain other debt, mergers, consolidations, liquidations and dissolutions, and transactions with affiliates.

Prior to the Block Release Date, if borrowing availability is less than $7.5 million or an event of default occurs, Borrowers will be subject to a minimum EBITDA covenant. After the Block Release Date, if borrowing availability is less than $10.0 million or an event of default occurs, Borrowers will be subject to a minimum fixed charge coverage ratio. In addition, the Borrowers’ deposit accounts will be subject to cash dominion if the Borrowers fail to meet these borrowing availability thresholds (which will be reduced for purposes of the cash dominion covenant by the amount that the borrowing base exceeds $50.0 million, up to a maximum $5.0 million reduction). As of June 5, 2009, the Borrowers were not subject to any financial covenants.

The Loan Agreement contains events of default that are customary for facilities of this type, including, but not limited to, nonpayment of principal, interest, fees and other amounts when due, failure of any representation or warranty to be true in any material respect when made or deemed made, violation of covenants, cross default, material judgments, material ERISA liability, bankruptcy events, material loss of collateral in excess of insured amounts, asserted or actual revocation or invalidity of the loan documents, change of control and events or circumstances having a material adverse effect.

ITEM 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

On June 5, 2009, in connection with the Company’s entry into the Loan Agreement as described in Item 1.01 above, the Company borrowed $40.0 million under the Facility, with which along with cash already on-hand, the Company repaid all outstanding amounts due under the following: (i) the Company’s $10.0 million Series A Senior Notes issued under the Note Purchase and Private Shelf Agreement, dated November 30, 1998 and amended on June 5, 2008, between the Company and The Prudential Insurance Company of America (“Prudential”), (ii) the Company’s $15.0 million Senior Series A-2004 Notes due 2011 issued under the Note Purchase and Private Shelf Agreement, dated March 21, 2001 and amended on March 21, 2004 and June 5, 2008, among the Company, Prudential and certain affiliates of Prudential, and (iii) $40.0 million outstanding under the Company’s credit agreement, dated as of December 15, 2005, as amended (the “Terminated U.S. Credit Agreement”), by and between the Company, MGI Luxury Group S.A. and Movado Watch Company SA, as borrowers, and JPM Chase, JPMorgan Securities Inc., Bank of America, N.A., PNC Bank, Bank Leumi and Citibank, N.A. Additionally, the Company used cash already on-hand to pay fees in conjunction with the termination of these agreements.

The Company also terminated, effective June 5, 2009, its (i) credit agreement, dated as of December 15, 2005, as amended, by and between the Company as parent guarantor, its Swiss subsidiaries, MGI Luxury Group S.A., Movado Watch Company SA, Concord Watch Company S.A. and Ebel Watches S.A. as borrowers, and JPM Chase, JPMorgan Securities Inc., Bank of America, N.A., PNC Bank and Citibank, N.A., (ii) line of credit letter agreement, dated June 16, 2008, between the Company and Bank of America, and (iii) promissory note, originally dated December 13, 2005 and renewed on July 31, 2008, at a revised amount up to $7.0 million payable to JPM Chase. There were no borrowings outstanding under these agreements, and there were no material early termination penalties incurred as a result of the termination of these agreements.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

See the discussion under Item 1.01 above, which discussion is incorporated by reference herein.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.
(d)	Exhibits.
Exhibit No.	Description
99.1

Loan and Security Agreement, dated as of June 5, 2009, by and among Movado Group, Inc., Movado Group Delaware Holdings Corporation, Movado Retail Group, Inc. and Movado LLC, as Borrowers, the lenders party thereto from time to time and Bank of America, N.A., as agent

99.2	Pledge Agreement, dated as of June 5, 2009, by Movado Group, Inc. and Movado Group Delaware Holdings Corporation in favor of Bank of America, N.A., as agent
99.3	Patent and Trademark Security Agreement, dated as of June 5, 2009, by Movado Group, Inc. and Movado LLC in favor of Bank of America, N.A., as agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: June 8, 2009

MOVADO GROUP, INC.
By:	/s/ Timothy F. Michno
Name: Title:	Timothy F. Michno General Counsel

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
99.1

Loan and Security Agreement, dated as of June 5, 2009, by and among Movado Group, Inc., Movado Group Delaware Holdings Corporation, Movado Retail Group, Inc. and Movado LLC, as Borrowers, the lenders party thereto from time to time and Bank of America, N.A., as agent

99.2	Pledge Agreement, dated as of June 5, 2009, by Movado Group, Inc. and Movado Group Delaware Holdings Corporation in favor of Bank of America, N.A., as agent
99.3	Patent and Trademark Security Agreement, dated as of June 5, 2009, by Movado Group, Inc. and Movado LLC in favor of Bank of America, N.A., as agent